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                                                                    EXHIBIT 10.6

                              DOW JONES INDEXES(SM)
                        ENTERPRISE DISTRIBUTION AGREEMENT

       THIS DOW JONES INDEXES(SM) ENTERPRISE DISTRIBUTION AGREEMENT (the "Agreement"), dated as of 4/23/99, sets forth terms and conditions under which Dow Jones & Company, Inc. ("DOW JONES") grants to the undersigned party ("VENDOR") a non-exclusive license to distribute the Indexes (as defined below) from components determined by Dow Jones from time to time.

       1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings when used in initial capital letters:

              "AVERAGES" shall mean The Dow Jones Averages(SM) currently consisting of the Dow Jones Industrial Average(SM), the Dow Jones Transportation Average(SM), the Dow Jones Utility Average(SM) and the Dow Jones Composite Average(SM), including constituent information, as compiled and distributed by Dow Jones from time to time; Dow Jones reserves the right to modify the components and constituent information of the Averages from time to time in its sole discretion, subject to Section 3(b);

              "CBOT" shall mean The Board of Trade of the City of Chicago;

              "DELAYED DATA" shall mean any data from the Indexes for which twenty (20) minutes or more have elapsed from the time such data was received by Vendor to the time such data was distributed by Vendor;

              "DOW JONES MARKS" shall mean the names Dow Jones(SM), The Dow Jones Indexes(SM), The Dow Jones Averages(SM), Dow Jones Industrial Average(SM), DJIA(SM), Dow Jones Transportation Average(SM), DJTA(SM), Dow Jones Utility Average(SM), DJUA(SM), Dow Jones Composite Average(SM), The Dow Jones Global Indexes(SM), DJGI(SM) and the names of the component indexes of the Global Indexes;

              "END-OF-DAY DATA" shall mean any data from the Indexes distributed thirty minutes or more after the close of trading on the underlying stock exchange corresponding to such data;

              "GLOBAL INDEXES" shall mean the Dow Jones Global Indexes(SM), including constituent information, as compiled and distributed by Dow Jones from time to time; Dow Jones reserves the right to modify the components and constituent information of the Global Indexes from time to time in its sole discretion, subject to Section 3(b);

              "INDEXES" shall mean the Averages and the Global Indexes;

              "INTELLECTUAL PROPERTY" shall mean patents, copyrights, trade names, trademarks, service marks (including the Dow Jones Marks), trade secrets, formulas, methods, methodologies, and other property rights;


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              "REAL-TIME DATA" shall mean any data from the Indexes for which less than twenty (20) minutes have elapsed from the time such data was received by Vendor to the time such data was distributed by Vendor;

              "SUBSCRIBER AGREEMENT" shall mean a written agreement between Vendor and a Subscriber governing such Subscriber's receipt and use of the Indexes, as required in Section 7(b);

              "SUBSCRIBERS" shall mean end users that receive any of the Indexes from Vendor;

              "SUBVENDORS" shall mean other data distributors that receive any of the Indexes from Vendor;

              "VENDOR FEES" shall mean fees charged to Vendor pursuant to
Section 4(a); and

              "VENDOR PRODUCTS" shall mean the products and services of Vendor listed on Exhibit A hereto (which list may be amended to add additional products and services of Vendor, by written request to Dow Jones at least thirty (30) days in advance, and subject to Dow Jones' prior written consent).

       2.     GRANT OF LICENSE.

              (a) Subject to the terms and conditions hereof, Dow Jones hereby grants to Vendor, for the term set forth below, a non-exclusive, non-transferable, worldwide license to (i) receive and store the Indexes solely for the purpose of distributing the Indexes in the Vendor Products that Vendor provides to Subscribers and/or Subvendors, (ii) distribute the Indexes in connection with the Vendor Products to Subscribers and/or Subvendors and (iii) use the Dow Jones Marks in connection with the Vendor Products as prescribed in
Section 6. No other use of the Indexes or the Dow Jones Marks is permitted by Vendor without the express written permission of Dow Jones. [See Addendum A and Incorporate here]. Notwithstanding the preceding sentence, Vendor may, without additional express permission from Dow Jones, calculate the Indexes on a back-up basis only (i.e., calculate the Indexes and use such calculation only in the event and to the extent that such calculation is not provided to Vendor as set forth in Section 3 hereof).

              (b) Vendor shall have no right to disseminate or otherwise distribute the Indexes or other data of Dow Jones on a real-time basis to Subscribers over the Internet unless, in addition to the other requirements of this Agreement, Vendor's distribution system has sufficient contro1s to prevent unauthorized receipt and redistribution of the Indexes and, in particular, Vendor shall require that its Subscribers gain access to the Indexes by means of identification codes that are designed to block, and are effective at blocking, unauthorized access to the Indexes.


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       3.     RECEIPT OF THE INDEXES; CHANGES IN INDEXES OR DISTRIBUTION.

              (a) Vendor shall receive the real time Indexes via one or more datafeeds supplied by: The Board of Trade of the City of Chicago, Attention: Mr. Daniel Rooney, 141 West Jackson Boulevard, Chicago, Illinois 60604, Tel.: (312) 341-7024, or by a Subvendor. Vendor shall bear all costs and expenses related to receiving transmission of the Indexes.

              (b) Vendor acknowledges that Dow Jones, in its sole discretion, may choose to: (i) cease or suspend compiling, calculating, publishing or distributing values of any or all of the Indexes; (ii) compile, calculate, publish or distribute the Indexes in a different form; or (iii) discontinue distributing the Indexes, in whole or in part, via CBOT or discontinue using existing communications facilities or modify such facilities' interface, speed, signal characteristics, or operational requirements. Dow Jones agrees to give Vendor at least ninety (90) days notice prior to making any material changes in the speed, signal characteristics, or operational requirements, unless a malfunction in the system requires changes on an accelerrated basis or an emergency situation precludes advance notice. Vendor shall bear the responsibility and expense of making any changes to its service necessitated by Dow Jones' actions pursuant to this Section 3(b).

       4. VENDOR FEE. In consideration of the licenses granted herein. Vendor shall pay Dow Jones the Vendor Fees in the amounts and at the times set forth on Schedule 1 hereto. Vendor shall bear the responsibility of collecting all fees and charges, if any, that it chooses to impose on its Subscribers; provided, however, that Vendor shall be liable to Dow Jones for all Vendor Fees specified in Schedule 1 hereto irrespective of what fees and charges Vendor imposes on its Subscribers. Dow Jones shall have the right to institute increases in Vendor Fees annually at its sole discretion. Any such annual increase in Vendor Fees shall be made only upon at least ninety (90) days prior written notice to Vendor. Vendor shall submit to Dow Jones, at the remittance address set forth below, a check payable in United States dollars in the amount of the Vendor Fees. Alternatively, Vendor may pay the Vendor Fees by wire transfer to Dow Jones' bank account in New York pursuant to transfer instructions set forth on Exhibit B hereto.

       5. INSPECTIONS AND AUDITS; INFORMATION. Dow Jones shall have the right, at its expense and upon reasonable notice, at any time and from time to time to inspect and audit Licensee's compliance with die terms of this Agreement. Licensee shall provide to Dow Jones, within 30 days following each calendar year end, a written report setting forth the number of devices to which Vendor was distributing Indexes as of such year end.

       6.     INTELLECTUAL PROPERTY.

              (a) Vendor acknowledges and agrees that the Dow Jones Marks are famous, well-known and internationally recognized trade names, trademarks and service marks owned by Dow Jones. Vendor has no rights to such marks except for those set forth herein. Vendor recognizes the great value of the reputation and goodwill associated with the Dow Jones Marks and agrees that all goodwill associated with the Dow Jones Marks from the Vendor Products shall belong exclusively to Dow Jones. Vendor further acknowledges and agrees that (i) the Indexes, and the divisors, formulas and methods used to compute the Indexes, are the exclusive property of Dow Jones not within the public domain and are protected by copyright and (ii) but for this


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Agreement or any other written agreements between Vendor and Dow Jones, neither
Vendor, its Subscribers, nor any other individual or entity would have any rights with respect to, or rights to receive, any of the Indexes. Vendor will not contest the ownership or validity of any rights of Dow Jones in the Indexes or such Intellectual Property relating thereto. If by operation of law Vendor should acquire any rights in any Intellectual Property of Dow Jones in the Indexes, Vendor hereby assigns to Dow Jones, exclusively and perpetually, all such rights and agrees to execute any documents and do any further acts as may be necessary to perfect, register or enforce Dow Jones' ownership of such rights.

              (b) Vendor shall consistently provide clear attribution to Dow Jones in connection with any use of the Indexes hereunder, and Vendor shall ensure that the following notice is visible (i) in close proximity to any data from the Indexes that Subscribers may access from time to time in the Vendor products and (ii) on all labels, packaging, advertising and marketing materials referring to the Indexes:

       The Dow Jones Averages(SM) and The Dow Jones Global Indexes(SM) are compiled, calculated and distributed by Dow Jones & Company, Inc. and have been licensed for use. All content of The Dow Jones Averages(SM) and The Dow Jones Global Indexes(SM) (C) 1997 Dow Jones & Company, Inc. All Rights Reserved.

or similar language that may be approved in advance in writing by Dow Jones.

              (c) Vendor agrees to use the following notice when referring to any of the Licensed Marks on any Vendor Products, labels, packaging, and advertising and marketing materials:

       "Dow Jones(SM)," "The Dow Jones Indexes(SM)," "The Dow Jones Averages(SM)," "Dow Jones Industrial Average(SM)" "DJIA(SM)" "Dow Jones Transportation Average(SM)," DJTA(SM)," "Dow Jones Utility Average(SM)," "DJUA(SM)," "Dow Jones Composite Average(SM)," "The Dow Jones Global Indexes(SM)," "DJGI(SM)" and names of the component indexes of The Dow Jones Global Indexes(SM) are famous, well-known and internationally recognized trademarks of Dow Jones & Company, Inc. and have been licensed for use by Vendor.

or similar language that must be approved in advance in writing by Dow Jones. Vendor shall first submit to Dow Jones, for Dow Jones' review and approval, and Vendor shall nor distribute until receiving Dow Jones' approval thereof in writing, any Vendor Products, labels, packaging, and advertising and marketing materials that in any way use or refer to the Indexes or the Dow Jones Marks.

              (d) Vendor shall not redistribute or otherwise commercially exploit the Indexes except as otherwise expressly provided herein. Vendor shall distribute the Indexes described herein only under the corresponding Dow Jones Marks. Nothing herein shall be construed to restrict or impair Vendor's right to distribute any other indexes provided that such indexes shall not include "Dow Jones" as part of the designation, shall not otherwise be attributed to Dow


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Jones and shall not include the components and methods used in deriving the
Indexes, or any substantial part thereof. Vendor agrees at all times visibly to distinguish on all labels, packaging, advertising and marketing materials between the Indexes on the one hand, and any other similar information distributed by Vendor on the other band.

              (e) If at any time Dow Jones is of the opinion that Vendor is not properly using the Indexes or any Intellectual Property of Dow Jones in connection with Vendor Products, Dow Jones shall give Vendor notice to that effect. Upon receipt of such notice, Vendor shall forthwith cease distributing any non-conforming Vendor Products, or any labels, packaging, advertising and marketing material related thereto, and correct the defects to achieve compliance with all standards required by Dow Jones.

       7.     SUBVENDORS AND SUBSCRIBERS.

              (a) DISTRIBUTION TO SUBVENDORS. Vendor shall not distribute any part of the indexes to any Subvendor unless such Subvendor has entered into an agreement with Dow Jones and Vendor receives written approval from Dow Jones to commence such distribution.

              (b) SUBSRCIBER AGREEMENTS. Before distributing the Indexes to any Subscriber, Vendor shall have entered into a Subscriber Agreement with such subscriber. Such Subscriber Agreement must contain provisions necessary (i) to effect the terms and limitations respecting Subscribers set forth in this Agreement (including, without limitation, in Sections 7(c) and 8), (ii) for Subscriber to agree and acknowledge for itself the provisions agreed and acknowledged by Vendor for itself in Section 6(a), and (iii) for Subscriber to agree that it will not copy, download, store, reproduce or further transmit or distribute the Indexes for commercial purposes in any type of format or by any means, including but not limited to the Internet, Intranet or other type of network. Upon request by Dow Jones, Vendor shall make available to Dow Jones copies of its Subscriber Agreements; provided, however, that Vendor shall have no obligation to divulge any confidential or proprietary information. Vendor agrees to make all reasonable efforts to ensure that its Subscribers are not engaged in conduct inconsistent with the Subscriber Agreement, and Vendor shall promptly notify Dow Jones of the identity of any Subscriber who is not in compliance with the terms set forth in its Subscriber Agreement.

              (c) RIGHT TO TERMINATE DISTRIBUTION. Dow Jones retains the right to direct Vendor to terminate distribution of the Indexes to any Subvendor or Subscriber for any reason or no reason, and the Subscriber Agreement shall so provide. Accordingly, upon written notice from Dow Jones, Vendor shall cease distributing the Indexes to such Subvendor or Subscriber as soon as practicable.

              (d) COOPERATION OF VENDOR. Vendor shall cooperate with Dow Jones to ensure that Subscribers are complying with the Vendor's Subscriber Agreement as it relates to the Indexes. In the event that Dow Jones determines that a Subscriber is not in compliance with the terms of its Subscriber Agreement or a Subvendor is not in compliance with its Subvendor Agreement, Dow Jones may, at its option, file suit against such Subscriber or Subvendor or, in the event Dow Jones cannot adequately protect its rights by means of a lawsuit filed in its own name, direct Subscriber to file suit against such Subscriber or Subvendor. If Dow Jones files suit to


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enjoin an unauthorized Subvendor or Subscriber from obtaining or using the
Indexes or to otherwise enforce compliance with tie relevant Subscriber Agreement or Subvendor Agreement, Vendor agrees to cooperate with and assist Dow Jones in such proceeding whenever requested to do so by Dow Jones, including, but not limited to, joining as a party to the suit if under applicable law Vendor's joinder is required. Vendor will bear Vendor's own costs in providing the cooperation and assistance required by this Section 7(d), including but not limited to Vendor's attorney fees. Upon written request by Dow Jones, Vendor agrees to assign to Dow Jones all claims, demands and cause or causes of action of any kind or nature whatsoever that Vendor has or may have against any Subscriber in connection with a breach of the Subscriber Agreement, provided that: (i) the breach is related to Subscriber's receipt of the Indexes; and (ii) Vendor has failed to prosecute such claims, demands and/or cause or causes of action within a reasonable period after the right to prosecute such claims, demands and/or cause or causes of action has accrued. For the purpose of this
Section 7(d), a "reasonable period" shall be sixty (60) days for claims, demands and/or cause or causes of action seeking legal remedies and ten (10) days for claims, demands and/or cause or causes of action seeking equitable remedies.

       8.     LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES.

              (a) DOW JONES AND ITS AFFILIATES, CBOT AND ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND LICENSORS SHALL NOT BE LIABLE TO VENDOR OR ANY SUBVENDOR OR SUBSCRIBER FOR ANY LOSS OR DAMAGE, DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING FROM (i) ANY INACCURACY OR INCOMPLETENESS IN, OR DELAYS, INTERRUPTIONS, ERRORS OR OMISSIONS IN THE DELIVERY OF, THE INDEXES OR ANY OTHER INFORMATION SUPPLIED TO VENDOR, SUBVENDORS OR SUBSCRIBERS OR (ii) ANY DECISION MADE OR ACTION TAKEN BY VENDOR OR ANY SUBVENDOR OR SUBSCRIBER IN RELIANCE UPON THE INDEXES OR ANY OTHER INFORMATION SUPPLIED TO VENDOR, SUBVENDORS OR SUBSCRIBERS. DOW JONES AND ITS AFFILIATES, CBOT AND ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND LICENSORS SHALL NOT BE LIABLE TO VENDOR OR ANY SUBVENDOR OR SUBSCRIBER FOR LOSS OF BUSINESS REVENUES, LOST PROFITS OR ANY PUNITIVE, INDIRECT, CONSEQUENTIAL, SPECIAL OR SIMILAR DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE LIABILITY OF DOW JONES AND ITS AFFILIATES, CBOT AND ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND LICENSORS ARISING OUT OF ANY LEGAL CLAIM IN ANY WAY CONNECTED TO THE INDEXES EXCEED THE VENDOR FEES PAID BY VENDOR HEREUNDER DURING THE TWELVE (12) MONTHS PRIOR TO THE INCIDENT GIVING RISE TO SUCH CLAIM.

              (b) VENDOR EXPRESSLY ACKNOWLEDGES THAT DOW JONES, CBOT AND THEIR RESPECTIVE AFFILIATES DO NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, TO VENDOR OR ANY SUBVENDORS OR SUBSCRIBERS WITH


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RESPECT TO THE INDEXES, INCLUDING, WITHOUT LIMITATION: (i) ANY WARRANTIES WITH
RESPECT TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INDEXES OR
(ii) ANY WARRANTIES AS TO THE RESULTS TO BE OBTAINED BY VENDOR, ANY SUBVENDOR OR SUBSCRIBER, OR ANY OTHER PERSON OR ENTITY.

              (c) Each Subscriber Agreement shall include the provisions of Sections 8(A) and 8(B).

       9. TERM; TERMINATION. The term of this Agreement shall commence as of the date hereof and shall continue until terminated by either party upon not less than 90 days prior written notice; provided, however, that, if either party violates any provision of this Agreement, the other party may terminate this Agreement, effective upon 30 days written notice if such violation is not cured within such 30-day period; and provided, further, that, if Dow Jones exercises its right to increase the Vendor Fee pursuant to Section 4, Vendor may terminate this Agreement as of the effective date of such price increase by giving Dow Jones written notice of its desire to terminate the Agreement within 30 days after its receipt of the notice from Dow Jones regarding the increase in the Vendor Fee.

       10.    INDEMNIFICATION BY VENDOR.

              (a) Vendor shall defend, indemnify and hold harmless Dow Jones, and CBOT, and their respective affiliates and each of their respective officers, directors, members, employees, agents, representatives and licensors (each, an "Indemnified Party") from and against any and all judgments, damages, expenses, settlements, liabilities, costs, losses and other liabilities of any kind (including reasonable attorneys' and experts' fees and disbursements) as a result of Vendor's breach of this Agreement, any Subscriber's breach of its Subscriber Agreement, or any claim, suit, action, litigation or proceeding by any third party that arises out of or relates to this Agreement or any Vendor Products, except insofar as such claim, action or proceeding relates to a material breach of this Agreement by Dow Jones.

              (b)    Any Indemnified Party seeking indemnification under this
Section 10 shall promptly notify Vendor in writing of any claim, action, suit, litigation or proceeding (but the failure to do so shall not relieve Vendor of any liability hereunder except to the extent Vendor has been materially prejudiced therefrom). After receiving notice of any claim, action, suit, litigation or proceeding under this provision, Vendor may elect, by written notice to the party seeking indemnification within ten (10) days after receiving notice of such claim, action, suit, litigation or proceeding, to assume the defense thereof with counsel reasonably acceptable to the party seeking indemnification. If Vendor does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action, suit, litigation or proceeding, or if Vendor reasonably believes that there are conflicts of interest between itself and the party seeking indemnification or that additional defenses are available to Vendor with respect to such defense, then the party seeking indemnification shall retain its own counsel to defend such claim, action, suit, litigation or proceeding at Vendor's expense. Vendor shall periodically reimburse the party seeking indemnification for its expenses incurred under this Section 10. The party seeking


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indemnification shall have the right, at its own expense, to participate in the defense of any claim, action, suit, litigation or proceeding against which it is indemnified hereunder and with respect to which Vendor has elected to assume the defense; provided, however, that such party shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action, suit, litigation or proceeding without the written consent of Vendor unless such party waives its right to indemnity hereunder. Vendor, in the defense of any such claim, action, suit, litigation or proceeding, shall not, without the prior written consent of the party seeking indemnification, consent to entry of any judgment or enter into any settlement. The indemnification provisions set forth herein are solely for the benefit of the Indemnified Parties and are not intended to, and do not, create any rights or causes of actions on behalf of any other party.

       11. FORCE MAJEURE. Dow Jones' performance hereunder shall be excused without liability in the event of any event or contingency beyond Dow Jones' control, including but not limited to: foreign or domestic embargoes; acts of God; the adoption or enactment of any law, ordinance, regulation, ruling, or order directly or indirectly interfering with performance hereunder; lack of the usual means of transportation; technological failure; fires; floods; explosions; strikes; extraordinary currency devaluations; taxes; or customs, duties, or other similar charges or assessments.

       12. HEADINGS. The headings used herein are for convenience only and shall not be deemed to constitute a part hereof or to limit, characterize, or in any way affect the provisions of this Agreement.

       13. NOTICES. All notices and other communications under this Agreement shall be: (i) in writing; (ii) delivered by hand (with receipt confirmed in writing), by registered or certified mail (return receipt requested), or by facsimile transmission (with receipt confirmed in writing), to the address or facsimile number set forth below the parties' signatures herein or to such other address or facsimile number as either party shall specify by a written notice to the other; and (iii) deemed given upon receipt.

       14. SEVERABILITY. If any court having competent jurisdiction shall determine that one or more of the provisions contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited and restricted to the extent that such court shall deem it to be enforceable, and as so limited or restricted shall remain in full force and effect. If any such provision or provisions shall be deemed wholly unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

       15. ASSIGNMENT. This Agreement may not be assigned by Vendor without the prior written consent of Dow Jones.

       16. SURVIVAL. Sections 6(a), 8 and 10 shall survive termination of this Agreement.

       17. ENTIRE AGREEMENT; WAIVER. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes any previous agreement or understanding between the parties, and no amendment hereof shall be effective unless in writing and signed by the parties hereto. No term or provision hereof shall be deemed


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waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the waiving party. Should either party consent, waive or excuse a breach by the other party, such shall not constitute a consent to, waiver of, or excuse of any other different or subsequent breach, whether or not of the same kind as the original breach.

       18. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, USA, applicable to contracts made and performed in New York. Vendor hereby agrees and consents to the personal and exclusive jurisdiction and venue of the New York state courts and the United States District Court for the Southern District of New York.

       IN WITNESS WHEREOF, the signatory for each party has duly executed this Agreement on the date hereof and certifies that he/she has the authority to bind the party on behalf of whom he/she has signed.


AETHER TECHNOLOGIES INTERNATIONAL          DOW JONES & COMPANY, INC.
---------------------------------
       (Vendor)


By: /s/ DAVID S. OROS                      By: /s/ MICHAEL A. PETRONELLA
   ------------------------------             --------------------------------
    Name: David S. Oros                           Michael A. Petronella 6-18-99
    Title: President                              Managing Director
                                                  Dow Jones Indexes


VENDOR'S ADDRESS:                          VENDOR FEE AND REPORT
11460 Cronridge Drive  Suite 106           REMITTANCE ADDRESS:
---------------------------------          Dow Jones & Company, Inc.
Owings Mills, MD 21117                     P.O. Box 300
---------------------------------          Princeton, New Jersey 08543-0300
                                           Attn: Michael A. Petronella
---------------------------------          (609) 520-5610/7030 fax

---------------------------------
Attn: David S. Oros
     ----------------------------
Tel No.: 410-654-6400  Ext 214
        -------------------------
Fax No.: 410-654-6554
        -------------------------


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                                    EXHIBIT B

                           DOW JONES WIRE INSTRUCTIONS

ACCOUNT NAME:                           Dow Jones & Company
                                        Princeton, New Jersey

ACCOUNT NUMBER:                         140801942

BANK NAME AND ADDRESS:                  Chase Manhattan Bank
                                        New York, NY 10004

ACCOUNT NUMBER:                         Fedwire ABA Number
(for domestic transfers)                021000021

CHIPS UID NUMBER:                       Swift Address
(for international transfers)           CHASUS33

CHIPS PARTICIPANT:                      002



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


                                   ADDENDUM A

Vendor may create derivative works from the Indexes (including but not limited to, intraday theoretical high/lows and historical graphs and charts) and distribute such works in Vendor Products.